SCHEDULE A

Advisory Fees

As compensation pursuant to Paragraphs 1 and 7 of the Investment Advisory Agreement for services rendered pursuant to such Agreement, the Funds shall pay to the Adviser a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets:

Effective March, 26, 2010

Fund                                                                                                Advisory Fee

PineBridge US Micro Cap Growth Fund                                     1.20%

PineBridge US Focus Equity Fund                                              0.63%

Effective April 20, 2010

Fund                                                                                                Advisory Fee

PineBridge US Small Cap Growth Fund                                       0.90%

Effective August 31, 2011

Fund                                                                                                Advisory Fee

PineBridge US 25 Equity Fund                                                     0.63%

Original Date:                                March 26, 2010
Amended as of:                            April 20, 2010 and August 31, 2011